UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 6, 2015

NEW SOURCE ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
914 North Broadway, Suite 230
Oklahoma City, Oklahoma 73102
(405) 272-3028
(Address of Principal Executive Offices, Including Zip Code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 6, 2015, the board of directors of New Source Energy GP, LLC (the “Company”), the general partner of New Source Energy Partners L.P. (the “Partnership”), named Amber Bonney, age 40, as Vice President Accounting and Principal Accounting Officer of the Company. Prior to her appointment, Ms. Bonney served as the Company's Director of Financial Reporting, having assumed that role in May 2014. Prior to joining the Company, Ms. Bonney served in various capacities, including as controller, at SandRidge Energy, Inc. from March 2008 until May 2014, where she was responsible for the company’s financial reporting and involved in a variety of notable transactions, including acquisitions, divestitures, debt and equity offerings and initial public offerings for three royalty trusts. Ms. Bonney worked in the internal audit group at Devon Energy Corporation and was a manager at PricewaterhouseCoopers LLP prior to her time at SandRidge Energy, Inc. Ms. Bonney received her Bachelor of Business Administration degree in Accounting and Finance from the University of Oklahoma. Ms. Bonney is also a Certified Public Accountant.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:
99.1    Press release dated February 9, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC, its general partner

Dated: February 9, 2015	By:	/s/ Kristian B. Kos
	Name:	Kristian B. Kos
	Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release dated February 9, 2015